UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009
LSB CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	000-32955	04-3557612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 16, 2009, LSB Corporation (the “Company”) entered into a Repurchase Agreement (the “Repurchase Agreement”) between the United States Department of the Treasury (“Treasury”), pursuant to which the Company repurchased the warrant that entitled Treasury to purchase 209,497 shares of the Company common stock (the “Warrant”). The Company issued the Warrant on December 12, 2008 in connection with the preferred stock investment it received under Treasury’s Capital Purchase Program. The Company repurchased the Warrant for $560,000. The Company previously repaid the entire $15 million preferred stock investment it received under Treasury’s Capital Purchase Program. As a result of the Warrant repurchase, Treasury does not own any more securities of the Company issued under the Capital Purchase Program. The Repurchase Agreement is attached as Exhibit 10.1 to this filing and is incorporated herein by reference.
Item 8.01. Other Events.
     On December 16, 2009, the Company issued a press release announcing the transaction described above under “Item 1.01 Entry into a Material Definitive Agreement.” A copy of the press release is attached as Exhibit 99.1 to this filing and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Repurchase Agreement, dated December 16, 2009, between the United States Department of the Treasury and LSB Corporation.

99.1	Press Release dated December 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION
DATED: December 17, 2009	By:	/s/ GERALD T. MULLIGAN
Gerald T. Mulligan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Repurchase Agreement, dated December 16, 2009, between the United States Department of the Treasury and LSB Corporation.

99.1	Press Release dated December 16, 2009.